Exhibit 5.1

333 West Wolf Point Plaza

Chicago, IL 60654

United States

+1 312 862 2000

www.kirkland.com

November 17, 2025

Firefly Aerospace Inc.

1320 Arrow Point Drive, #109

Cedar Park, Texas 78613

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We are issuing this opinion as special counsel to Firefly Aerospace Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of up to 11,111,116 shares of its common stock, par value $0.0001 per share (the “Common Stock”) to be sold by the selling securityholders named in the Registration Statement under “Selling Securityholders,” pursuant to a Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2025, under the Securities Act of 1933 (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The shares of Common Stock to be registered by the Company pursuant to the Registration Statement are referred to herein as the “Shares.”

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the proceedings of the Company and (iii) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Austin Bay Area Beijing Boston Brussels Dallas Frankfurt Hong Kong Houston London Los Angeles Miami Munich New York Paris Philadelphia Riyadh Salt Lake City Shanghai Washington, D.C.

Firefly Aerospace Inc.

November 17, 2025

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares will be duly authorized, and, when the Registration Statement becomes effective under the Act, the Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement and shall cover such additional securities, if any, registered on such subsequent registration statement.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP